                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party Other Than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Sec. 240.14a-12

                       Brilliant Technologies Corporation
                (Name of Registrant as Specified in its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check The Appropriate Box):

[x] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.  Title of each class of securities to which transaction applies: N/A
2.  Aggregate number of securities to which transaction applies: N/A
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
4.  Proposed maximum aggregate value of transaction: N/A
5.  Total fee paid: N/A

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount Previously Paid: N/A

2.  Form, Schedule or Registration Statement No.: N/A

3.  Filing Party: N/A

4.  Date Filed: N/A

                       BRILLIANT TECHNOLOGIES CORPORATION
                          211 MADISON AVENUE, APT. 28B
                              NEW YORK, N.Y. 10016


                                    [o], 2006

Dear Stockholder:

     You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Brilliant Technologies Corporation ("BLLN") on [o],[o], 2006, 10 a.m., at [o].

     Please vote on all the proposals listed in the enclosed Notice of Annual Meeting of Stockholders. The enclosed Proxy Statement, which we urge you to read carefully, describes each of the proposals in detail. The Board of Directors unanimously supports such proposals and recommends that you vote in favor of each such proposal.

     Accompanying the proxy materials is BLLN's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE RESPECTFULLY URGE YOU TO PROMPTLY VOTE YOUR SHARES IN ONE OF THE FOLLOWING WAYS:

     o MARK, SIGN, DATE AND PROMPTLY RETURN your enclosed proxy card in the postage-paid envelope;

     o    USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card; or

     o VISIT THE WEBSITE address shown on your proxy card to vote through the Internet.


     Thank you.

                                  Sincerely,

                                  /s/ Allan Klepfisz
                                  -----------------------
                                  Allan Klepfisz
                                  Chief Executive Officer

                       BRILLIANT TECHNOLOGIES CORPORATION
                          211 MADISON AVENUE, APT. 28B
                              NEW YORK, N.Y. 10016


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD [o], 2006

     Brilliant Technologies Corporation, a Delaware corporation ("BLLN"), will hold its Annual Meeting of Stockholders on [o],[o], 2006 at 10 a.m., at [o], for the following purposes, all as more fully described in the attached Proxy
Statement:

1.   To elect the Board of Directors for the coming year;

2. To approve an amendment to the certificate of incorporation of BLLN to increase the total authorized shares of common stock from 800,000,000 shares to 1,300,000,000 shares;

3. To approve the postponement or adjournment of the Annual Meeting of Stockholders, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the amendment to BLLN's certificate of incorporation; and

4. To consider and vote upon any other matters that may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on [o], 2006, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment or postponement thereof.


                            By Order of the Board of Directors

                            /s/ Allan Klepfisz
                            -----------------------
                            Allan Klepfisz
                            Chief Executive Officer

                                TABLE OF CONTENTS


ANNUAL MEETING                                                                 1
PROPOSAL 1: ELECTION OF DIRECTORS                                              3
PROPOSAL 2: APPROVAL OF AMENDMENT TO OUR CERTIFICATE
            OF INCORPORATION TO INCREASE THE TOTAL AUTHORIZED
            SHARES OF COMMON STOCK                                             5
OTHER MATTERS                                                                  8
INDEPENDENT ACCOUNTANTS                                                        8
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
     AND FINANCIAL DISCLOSURE                                                  9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                 9
EXECUTIVE COMPENSATION                                                        10
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                12
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT                             12
STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING                             13


EXHIBIT A  CERTIFICATE OF AMENDMENT                                          A-1

                       BRILLIANT TECHNOLOGIES CORPORATION
                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON [o], 2006.

This proxy statement and the accompanying proxy card are being furnished to the holders of the voting securities of Brilliant Technologies Corporation, a Delaware corporation ("we" or "us"), in connection with the solicitation of proxies by our Board of Directors for use in voting at the annual meeting of stockholders to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and any and all adjournments or postponements to this meeting. This proxy statement and the accompanying proxy card are first being mailed or delivered to the holders of our voting securities on or about [o], 2006.

                                 ANNUAL MEETING

Date, Time and Place. The annual meeting is scheduled to be held at [o], on [o],[o], 2006, at 10:00 a.m. local time.

Purpose Of The Annual Meeting. At the annual meeting, our stockholders will be asked to consider and vote upon each of the following matters:

1.   To elect the Board of Directors for the coming year;

2. To approve an amendment to our certificate of incorporation to increase the total authorized shares of our common stock from 800,000,000 shares to 1,300,000,000 shares;

3. To approve the postponement or adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the amendment to our certificate of incorporation; and

4. To consider and vote upon any other matters that may properly come before the annual meeting of stockholders or any adjournment or postponement thereof.

Record Date And Shares Outstanding. Stockholders of record who owned shares of our common stock at the close of business on [o], 2006 (the "Record Date") are entitled to notice of and to vote at the annual meeting. As of the Record Date, [o] shares of our common stock were issued and outstanding. The closing price of our common stock on the OTC Bulletin Board on the Record Date was $0. [o] per share.

Quorum. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the annual meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If a quorum is not present at the scheduled time of the annual meeting, the stockholders who are represented may adjourn the annual meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken.

How Votes Are Counted. Each share of our common stock outstanding on the Record Date will be entitled to one (1) vote on each matter submitted to a vote of the stockholders, including the election of directors. Cumulative voting by stockholders is not permitted.

Required Vote. A plurality of the votes cast by the holders of our common stock is required for the election of directors (Proposal 1). Abstentions and broker "non-votes" will not be considered in determining whether director nominees have received the requisite number of affirmative votes. A vote of the holders of a majority of the issued and outstanding shares of our common stock is required to amend our certificate of incorporation (Proposal 2). Abstentions and broker "non-votes" will have the effect of a vote "Against" Proposal 2. A majority of the votes present and entitled to vote by the holders of our common stock is required to approve the postponement or adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 2 (Proposal 3). Abstentions will have the effect of a vote "Against" Proposal 3, and broker "non-votes", although counted for purposes of determining a quorum, will have the effect of a vote neither for nor against such proposals.

Revocability And Voting Of Proxies. Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the annual meeting or at the annual meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

     o by writing a letter delivered to our Chief Executive Officer, Allan Klepfisz, c/o Brilliant Technologies Corporation, 211 Madison Avenue, Apt. 28B, New York, N.Y. 10016 stating that the proxy is revoked;
     o    by submitting another proxy with a later date; or
     o    by attending the annual meeting and voting in person.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a proxy, executed in your favor, from the holder of record.

Proxies and Voting Procedures. Shares of our common stock represented by properly executed proxies will be voted at the annual meeting in accordance with the instructions indicated on the proxies, unless the proxies have been revoked. If you return a properly executed proxy without specific voting instructions, your shares of common stock will be voted by the proxy holders FOR the election of each of our nominees as a director and FOR the other proposals set forth herein. If any other matters are properly presented at the annual meeting for consideration, the persons named in the enclosed form of proxy will have the discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. We do not presently anticipate any other business will be presented for vote at the annual meeting.

All of our stockholders may vote by mail. Registered stockholders who own their shares in their own name and most beneficial stockholders who own shares through a bank or broker also may vote by telephone or Internet. If one of these options is available to you, we strongly encourage you to use it because it is faster and less costly. Please have your proxy card in hand when calling or going online. To vote by mail, please sign, date and mail your proxy card in the envelope provided.

List Of Stockholders. A list of stockholders entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the annual meeting during regular business hours at our chief executive offices located at 211 Madison Avenue, Apt. 28B, New York, N.Y.

Cost of This Proxy Solicitation. We will pay the costs relating to this proxy statement, the proxy and the annual meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees may also solicit proxies. They will not receive any additional compensation for the solicitation.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

Our Board of Directors proposes the following three nominees for election as directors at the annual meeting. All nominees have consented to be named in this proxy statement and to serve on our Board. The directors will hold office from election until the next annual meeting, or until their successors are elected and qualified.

NAME                    AGE       TITLE                           Director Since
----                    ---       -----                           --------------

Allan Klepfisz           50       President, Chief Executive
                                  Officer and Director                 2004

Arie Baalbergen          65       Director                             2004

Chai Ong                 56       Director                             2004

The business experience, principal occupations and employment, as well as periods of service, of each of our directors and executive officers during the last five years are set forth below.

Allan Klepfisz joined us as our President, Chief Executive Officer and a Director on December 15, 2004. Mr. Klepfisz was appointed to our Board of Directors in connection with our acquisition of LTDnetwork, Inc. ("LTDN"). Between August 1999 and March 2000, Mr. Klepfisz was involved in the formation of LTDN. Since March 2000, Mr. Klepfisz has served as the Chief Executive Officer and a director of LTDN.

Arie Baalbergen joined us as a Director on December 15, 2004. Mr. Baalbergen was appointed to our Board of Directors in connection with our acquisition of LTDN. Between August 1999 and March 2000, Mr. Baalbergen was involved in the formation of LTDN. Since March 2000, Mr. Baalbergen has served as the Chief Financial Officer and a director of LTDN.

Chai Ong joined us as a Director on December 15, 2004. Mr. Ong was appointed to our Board of Directors in connection with our acquisition of LTDN. Since 2001, Mr. Ong has served as a director of LTDN. During 2000 and 2001, Mr. Ong served as the Vice President, Corporate Finance of LTDN.

STOCKHOLDER APPROVAL OF BOARD OF DIRECTORS

A plurality of the votes cast by the holders of our common stock is required for the election of directors. Abstentions and broker "non-votes" will not be considered in determining whether director nominees have received the requisite number of affirmative votes.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

Our Board of Directors unanimously recommends a vote "FOR" each of the nominees named herein for election as directors. We will vote your shares as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the election of all the nominees listed above. If unforeseen circumstances (such as death or disability) make it necessary for our Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. Our Board of Directors does not presently anticipate that any nominee will be unable to serve.

BOARD MEETINGS AND COMMITTEES OF OUR BOARD

Including unanimous written actions of our Board, our Board of Directors met 18 times in 2005. No incumbent director attended less than 75% of the total number of all meetings of our Board during the period such person has been a director.

Our Board of Directors does not have a standing Audit Committee, Compensation Committee or Nominating Committee. Our entire Board of Directors acts as the Nominating Committee, which permits all directors to participate in the process. Due to our small size and the small size of our Board of Directors, our Board does not believe we would derive any significant benefit from a separate Nominating Committee. None of the members of our Board are "independent" as defined in the NASD listing standards. We do not have a Nominating Committee charter.

Our Board does not have a written policy or charter regarding how director candidates are evaluated or nominated for our Board. Additionally, our Board has not created particular qualifications or minimum standards that the candidates for our Board must meet. In recommending director candidates in the future, our Board intends to take into consideration such factors as it deems appropriate based on our current needs. These factors may include diversity, age, skills, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate's experience and business background, and other Board members' experience and business background, whether such candidate would be considered "independent", as such term is defined in the NASD listing standards, as well as the candidate's ability to devote the required time and effort to serve on our Board.

Our Board will consider for nomination by our Board director candidates recommended by our stockholders. The name, together with the business experience and other relevant background information of a candidate, should be sent to our Chief Executive Officer. The process for determining whether to nominate a director candidate put forward by a stockholder is the same as that used for reviewing candidates submitted by directors.

We have not, to date, implemented a policy or procedure by which our stockholders can communicate directly with our directors. Due to our small size and our limited resources, we believe that this is appropriate.

Our Board of Directors encourages, but does not require, its directors to attend our annual meeting of stockholders.

DIRECTOR COMPENSATION

Directors who are also our employees receive no compensation for serving on our Board or committees. In February 2005 we issued 380,952 shares of our common stock to Chai Ong, one of our directors, in connection with consulting services provided to us by Mr. Ong.

                                 PROPOSAL NO. 2

    APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE
                     TOTAL AUTHORIZED SHARES OF COMMON STOCK

GENERAL

Our Board of Directors has proposed to amend our certificate of incorporation (the "Certificate of Amendment") for the purpose of increasing the number of authorized shares of our common stock from eight hundred million (800,000,000) shares to One Billion Three Hundred Million (1,300,000,000) shares. A copy of the proposed Certificate of Amendment is attached as Appendix A to this proxy statement. If the Certificate of Amendment is approved at the annual meeting, we intend to promptly file the Certificate of Amendment with the Delaware Secretary of State.

As of the Record Date, there were [o] shares of our common stock issued and outstanding. We also have reserved for possible future issuance [o] shares of our common stock in connection with outstanding convertible debentures, options and warrants.

The additional shares of our common stock for which authorization is sought herein would be part of our existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of our common stock presently outstanding. Holders of our common stock are entitled to receive such dividends as our Board of Directors may declare from time to time out of funds legally available for the payment of dividends. In the event of a liquidation, dissolution or winding up of us, the holders of our common stock are entitled to share ratably in all assets distributed. Holders of our common stock have no redemption, preemptive or other subscription rights and are not subject to further calls or assessments.

PURPOSE FOR THE INCREASE IN THE AUTHORIZED COMMON STOCK

     Convertible Debentures

We have issued convertible debentures that are convertible at a conversion rate equal to the lesser of $0.07 (subject to adjustment for subsequent lower price issuances by us and other customary events including stock splits, reverse stock splits, dividends of our common stock and spin-offs) and 75% of the average of the 10 or 5, as the case may be, lowest closing bid prices of our common stock for the 30 trading days immediately preceding the applicable date of conversion. Accordingly, the conversion price may fluctuate with the market price of our common stock and the number of shares we would be required to issue would increase, perhaps substantially, while the market price of our common stock trades below $0.09. Also, since such conversion price has no lower limit (ie a "floorless" conversion feature), the market price of our common stock could decline to a level requiring us to issue more shares than are currently authorized under our certificate of incorporation resulting in a default under such convertible debentures. We have not currently reached such level but our Board of Directors believes that increasing the number of authorized shares of our common stock will provide us with additional shares to avoid any such default if the market price of our common stock declined below such level.

     Warrants

Given the low market price of our common stock and the "floorless" conversion feature of our convertible debentures which could cause us to issue more shares than are currently authorized under our certificate of incorporation as described above, our Board of Directors has determined to condition the ability of holders to exercise certain warrants issued by us on the filing of the Certificate of Incorporation Amendment with the Secretary of State of Delaware. In connection with our acquisition of LTDnetwork, Inc. ("LTDN") on December 14, 2004, we issued to the stockholders of LTDN shares of our Series A Convertible Preferred Stock and warrants to purchase shares of our Series A Convertible Preferred Stock. Such shares of Series A Convertible Preferred Stock were automatically converted into shares of our common stock on September 27, 2005. Such warrants are exercisable at approximately $0.04 per share and were to expire on June 18, 2006 but our Board of Directors determined to extend the exercise period of such warrants such that the exercise period will begin on the date (the "Certificate of Incorporation Amendment Filing Date") of the filing of the Certificate of Incorporation Amendment with the Secretary of State of Delaware and will terminate (i) with respect to 25% of such warrants, at 5:00 p.m. on the 60th day following the Certificate of Incorporation Amendment Filing

Date, (ii) with respect to 25% of such warrants, at 5:00 p.m. on the 90th day following the Certificate of Incorporation Amendment Filing Date, (iii) with respect to 25% of such warrants, at 5:00 p.m. on the 120th day following Certificate of Incorporation Amendment Filing Date and (iv) with respect to 25% of such warrants, at 5:00 p.m. on the 150th day following the Certificate of Incorporation Amendment Filing Date. 155,434,684 of such warrants are currently outstanding. On June 27, 2006, we borrowed $460,000 from a lender and in connection with such loan we issued to such lender warrants to purchase 15,300,000 shares of our common stock and we issued to the attorney for such lender warrants to purchase 400,000 shares of our common stock, in each case at $0.07 per share. On July 6, 2006, we borrowed an aggregate of $500,000 from two lenders and in connection with such loan we issued to such lenders warrants to purchase an aggregate of 15,300,000 shares of our common stock at $0.07 per share. Such warrants are exercisable from the Certificate of Incorporation Amendment Filing Date until July 6, 2011. Prior to the annual meeting, we may issue additional warrants to purchase shares of common stock or securities convertible into shares of our common stock that will only be exercisable or convertible following the Certificate of Incorporation Amendment Filing Date.

     Increased Flexibility

Our Board of Directors believes that increasing the number of authorized shares of our common stock would provide us with increased flexibility in the future to issue shares of our common stock in connection with issuances to fund our operations, to fund acquisitions, to meet future financing needs, to allow for additional option grants and for other corporate purposes. In addition, having additional shares of our common stock available will give us the ability to issue shares of our common stock without the expense and delay of a special meeting of our stockholders. Except as otherwise required by applicable law, authorized but unissued shares of our common stock may be issued from time to time, for such purpose and for such consideration as our Board of Directors may determine to be appropriate, without further authorization by stockholders. Any issuance of additional shares of our common stock would increase the number of outstanding shares of our common stock and the percentage ownership of existing stockholders would be diluted accordingly.


EFFECTS OF THE INCREASE IN THE AUTHORIZED COMMON STOCK

Although our Board of Directors will authorize the issuance of additional shares of our common stock only when it considers doing so to be in our best interests, the additional issuance of shares of our common stock may, among other things, have a dilutive effect on the holders of our common stock. The increase in the authorized number shares of our common stock also could be viewed as having anti-takeover effects and could be used by our management to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares over the then current market prices or benefit in some other manner. While our Board of Directors has no current plans to do so, shares of our common stock could be issued in various transactions that would make a change of control more difficult or costly and, therefore, less likely. For example shares of our common stock could be privately sold to purchasers favorable to our Board of Directors in opposing a change of control or to dilute the stock ownership of a person seeking to obtain control.

STOCKHOLDER APPROVAL OF CERTIFICATE OF AMENDMENT

A vote of the holders of a majority of the issued and outstanding shares of our common stock is necessary to amend our certificate of incorporation as contemplated by this Proposal 2. Abstentions and broker "non-votes" will have the effect of a vote "Against" this Proposal 2.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

Our Board of Directors unanimously recommends a vote "FOR" the approval of the Certificate of Amendment. We will vote your shares as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the Certificate of Amendment.

                                  OTHER MATTERS

Our Board of Directors knows of no business other than the matters set forth herein that will be presented at the annual meeting. To the extent that matters not known at this time may come before the annual meeting, absent instructions thereon to the contrary, the enclosed proxy will confer discretionary authority with respect to such other matters as may properly come before the annual meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such other matters.

                             INDEPENDENT ACCOUNTANTS

Our Board of Directors has selected Marcum & Kliegman LLP to provide accounting services to us for the year ending December 31, 2006. Marcum & Kliegman LLP, Certified Public Accountants, provided accounting services to us during the year ended December 31, 2005. It is not anticipated that a member of Marcum & Kliegman LLP will be present at the annual meeting.

The following table presents fees for professional audit services rendered by Marcum & Kliegman, LLP for the audit of our annual financial statements for the years ended December 31, 2005 and 2004, and fees billed for other services rendered by Marcum & Kliegman, LLP during 2005 and 2004.

--------------------------------------------------------------------------------
                                          2005                2004
--------------------------------------------------------------------------------
Audit Fees (1)                          $325,000            $250,000
--------------------------------------------------------------------------------
Audit Related Fees                         ---                 ---
--------------------------------------------------------------------------------
Tax Fees (3)                               ---               $12,500
--------------------------------------------------------------------------------
All Other Fees (4)                         ---               $6,500
--------------------------------------------------------------------------------
Total                                   $325,000            $269,000
--------------------------------------------------------------------------------

Notes:

(1) Audit fees consist of fees for audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-QSB and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2) Tax fees consist of fees for tax consultation and tax compliance services for us and our employee benefit plans.

(3) All other fees consist of fees primarily related to consultations regarding the employee benefit plans.

We do not have an audit committee, therefore there is not pre-approval of audit and permissible non-audit services provided by the independent auditors. The non-audit services include audit-related services, tax services and other services. Our policy is to pre-approve all services and fees for up to one year, which approval includes the appropriate detail with regard to each particular service and its related fees.

We have considered whether the services provided by Marcum & Kliegman LLP, apart from the audit services described under the heading "Audit Fees" above, are compatible with maintaining the independence of Marcum & Kliegman LLP.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants on our accounting and financial disclosure.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 16, 2006 as to each person who is known to us to be the beneficial owner of more than 5% of our common stock (giving effect to all warrants and options exercisable within 60 days) and as to the security and percentage ownership of each of our named executive officers and directors and all of our officers and directors as a group. Except where specifically noted, each person listed in the table has sole voting and investment power with respect to the shares listed.

--------------------------------------------------------------------------------
                                          Common Stock           Percent of
Name of Beneficial Owner               Beneficially Owned       Common Stock
--------------------------------------------------------------------------------
Alice Schlattl                             17,440,000                4.3%
Ossertrasse 1
94161 Ruderting
Germany
--------------------------------------------------------------------------------
Allan Klepfisz                               523,811                  *
211 Madison Avenue
Apt #28B
New York, NY
--------------------------------------------------------------------------------
James Samuelson (1)                         7,694,847                1.9%
139 North Bay Front
Balboa Island, CA
--------------------------------------------------------------------------------
Chai Ong (2)                                4,820,452                1.2%
c/o LTDnetwork, Inc.
Level 11 Atrium Tower
459 Collins Street
Melbourne, Victoria
Australia
--------------------------------------------------------------------------------
Arie Baalbergen (3)                        11,517,400                2.8%
c/o LTDnetwork, Inc.
Level 11 Atrium Tower
459 Collins Street
Melbourne, Victoria
Australia
--------------------------------------------------------------------------------
All Officers and Directors
as a group (4 persons)                     24,556,510                6.0%
--------------------------------------------------------------------------------

* Less than 1%.
(1) Includes options to purchase 1,037,777 shares of our common stock and 667,000 shares of our common stock owed to Mr. Samuelson for performance goals met in 2005.
(2) Includes warrants to purchase 1,481,200 shares of our common stock. Also includes 190,400 shares of our common stock and warrants to purchase 480,800 shares of our common stock held by Mr. Ong's wife.
(3) Includes warrants to purchase 7,813,200 shares of our common stock.


                             EXECUTIVE COMPENSATION

The following table presents, for each of the last three fiscal years ending December 31, 2005 the annual compensation earned by our chief executive officer and our most highly compensated executive officers, who are referred to in this proxy statement as the "Named Executive Officers".

----------------------------------------------------------------------------------------------------------------------
                                     Annual Compensation                          Long-Term Compensation
----------------------------------------------------------------------------------------------------------------------
                                                                              Awards                  Payouts
----------------------------------------------------------------------------------------------------------------------
                                                                                  Securities
                                                          Other      Restricted   Underlying               All Other
   Name and                                               Annual        Stock      Options/       LTIP      Compen-
  Principal                  Salary          Bonus       Compen-       Awards        SARs       Payouts      sation
   Position       Year         ($)            ($)         sation         ($)          (#)         ($)          ($)
----------------------------------------------------------------------------------------------------------------------
James
Samuelson,        2005    $225,000        $293,300(2)       --           --           --           --          --
Former Vice    -------------------------------------------------------------------------------------------------------
President,
Chief             2004    $225,000(3)         --            --        $206,000      937,000        --          --
Financial      -------------------------------------------------------------------------------------------------------
Officer and
Secretary (1)     2003    $120,000            --            --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------
Allan
Klepfisz,
Chief             2005    $275,000        $78,571(4)    $91,200(5)       --           --           --          --
Executive      -------------------------------------------------------------------------------------------------------
Officer and
President         2004    $11,455(6)          --            --           --           --           --          --
----------------------------------------------------------------------------------------------------------------------

     (1) Mr. Samuelson resigned his positions as an officer and director with us on January 26, 2006.

     (2) During 2005, Mr. Samuelson received 2,333,000 shares of our common stock registered on Form S-8. He is owed an additional 667,000 shares of our common stock for performance goals met in 2005.

     (3) During 2004, Mr. Samuelson received 1,526,238 shares of our common stock, registered on Form S-8 and 1,183,333 shares of our unregistered common stock as payment of $407,800 in salary accrued and unpaid for prior years. Mr. Samuelson received as a bonus 937,777 shares of our unregistered common stock valued at $206,000. Mr. Samuelson also received as a bonus an option to purchase 937,777 shares of our common stock with an exercise price of $0.22 per share

     (4) During 2005, Mr. Klepfisz received 523,811 shares of our common stock registered on Form S-8.

     (5) Mr. Klepfisz receives an expense allowance of $7,600 per month.

     (6) Mr. Klepfisz has served as our President and Chief Executive Officer since December 15, 2004 and has a base annual salary of $275,000.

The following table sets forth certain information with respect to options exercised during the fiscal year ended December 31, 2005 by the Named Executive Officers and with respect to unexercised options held by such persons at December 31, 2005.

              Aggregated Options/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

--------------------------------------------------------------------------------
                 Number of Shares Underlying          Value of Unexercised
                  Unexercised Options as of        In-The-Money Options/SARs
                    December 31, 2005 (#)          as of December 31, 2005 ($)
     Name         Exercisable/Unexercisable         Exercisable/Unexercisable
--------------------------------------------------------------------------------
James Samuelson          1,037,777/0                         0/0
--------------------------------------------------------------------------------
 Allan Klepfisz              0/0                             0/0
--------------------------------------------------------------------------------


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 8, 2004, we entered into a consulting agreement with Allan Klepfisz pursuant to which we issued to Mr. Klepfisz 2,337,500 shares of our common stock, with a value of $352,750, for consulting services performed by Mr. Klepfisz between November 1, 2002 and July 8, 2004 and for further services to be performed by Mr. Klepfisz up to the date of our acquisition of LTDN, which occurred on December 15, 2004. On July 8, 2004, we entered into a consulting agreement with Chai Ong pursuant to which we issued to Mr. Ong 1,700,000 shares of our common stock, with a value of $255,000, for consulting services performed by Mr. Ong between November 1, 2002 and July 8, 2004 and for further services to be performed by Mr. Ong up to the date of our acquisition of LTDN, which occurred on December 15, 2004. In February 2005, we issued 380,952 shares of our common stock to Mr. Ong in connection with consulting services provided to us by Mr. Ong. As of December 31, 2005, our subsidiary, LTDN, owed Mr. Klepfisz $606,664 related to advances made by him. This obligation is payable on demand and does not provide for interest.

Each of Allan Klepfisz, Arie Baalbergen, and Chai Ong was a stockholder of LTDN at the time of our acquisition of LTDN on December 15, 2004. As a result, such persons received shares of our Series A Convertible Preferred Stock and warrants to purchase shares of our Series A Convertible Preferred Stock in exchange for their shares of common stock of LTDN. Mr. Klepfisz received 12,278 shares of our Series A Convertible Preferred Stock and warrants to purchase 30,985 shares of our Series A Convertible Preferred Stock, Mr. Baalbergen received 7,748 shares of our Series A Convertible Preferred Stock and warrants to purchase 19,553 shares of our Series A Convertible Preferred Stock and Mr. Ong received 1,944 shares of our Series A Convertible Preferred Stock and warrants to purchase 4,905 shares of our Series A Convertible Preferred Stock. Each of Mr. Klepfisz, Mr. Baalbergen and Mr. Ong also has the right to participate in the registration of our common stock received upon exercise of such shares of our Series A Convertible Preferred Stock and such warrants.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file certain reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission. Such officers, directors, and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of copies of Forms 3 and 4 and any amendments furnished to us pursuant to Rule 16a-3(e) and Forms 5 and any amendments furnished to us with respect to the 2005 fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-B stating that no Forms 5 were required, we believe that, during the 2005 fiscal year, James Samuelson, our former Chief Financial Officer and a Director, was delinquent in filing Form 4s with respect to securities he acquired during such year.


                          STOCKHOLDER PROPOSALS FOR THE
                               2007 ANNUAL MEETING

A stockholder who wishes to submit a proposal pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in our proxy statement for our 2007 annual meeting must submit the same to us on or before [o],[o], and must otherwise comply with the requirements of such Rule 14-8.

A stockholder who wishes to nominate a person for election as a director or propose other business at an annual meeting must also comply with the procedures specified in our by-laws. Under our by-laws, no nominations of individuals for election as directors or other business may be brought before our annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote who has delivered written notice to us (containing certain information contained in our by-laws) not less than 90 or more than 120 days prior to the first anniversary of the preceding year's annual meeting. Assuming the 2006 annual meeting is held on schedule, the notice must be delivered no later than [o], 2007, nor earlier than [o], 2007. In the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by a stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting but not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by us.

All stockholder proposals should be marked for the attention of our Chief Executive Officer, Allan Klepfisz, c/o Brilliant Technologies Corporation, 211 Madison Avenue, Apt. 28B, New York, N.Y. 10016


                                BY ORDER OF THE BOARD OF DIRECTORS

                                /s/ Allan Klepfisz
                                -----------------------
                                Allan Klepfisz
                                Chief Executive Officer

New York, NY
[o], 2006

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                       TO

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                       BRILLIANT TECHNOLOGIES CORPORATION

               ---------------------------------------------------

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

               ---------------------------------------------------


     BRILLIANT TECHNOLOGIES CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     FIRST: Article FOURTH(a) of the Certificate of Incorporation of the Corporation is hereby amended and restated to read as follows:

          "FOURTH: (a) The total number of shares of capital stock which the Corporation shall have authority to issue is One Billion Three Hundred Million (1,300,000,000) shares of which One Billion Two Hundred Ninety Nine Million (1,299,000,000) shares shall be designated as common stock with par value one hundredth of one cent ($0.0001) per share and One Million (1,000,000) shares shall be designated as preferred stock with a par value of one tenth of one cent ($0.001) per share."

     SECOND: That the Amendment of the Certificate of Incorporation of the Corporation effected by this Certificate was duly authorized by the stockholders of the Corporation, after first having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, BRILLIANT TECHNOLOGIES CORPORATION has caused this Certificate to be signed by its Chief Executive Officer, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Certificate is the act and deed of the Corporation, this ___ day of ____, 2006.


                                BRILLIANT TECHNOLOGIES CORPORATION


                                By:
                                   ----------------------------------
                                   Allan Klepfisz
                                   Chief Executive Officer

PROXY                                                                      PROXY

                        ANNUAL MEETING OF STOCKHOLDERS OF
                       BRILLIANT TECHNOLOGIES CORPORATION

                                    [o], 2006

                        THIS PROXY IS BEING SOLICITED BY
             BRILLIANT TECHNOLOGIES CORPORATION'S BOARD OF DIRECTORS

     By signing this proxy or by voting by phone or Internet as instructed, the undersigned hereby acknowledges receipt of the Notice and Proxy Statement dated [o], 2006 in connection with the Annual Meeting to be held at 10:00 a.m. on [o], 2006 at [o], and hereby appoints Allan Klepfisz and Chai Ong and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Brilliant Technologies Corporation registered in the name provided herein which the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present.

     This proxy when executed will be voted in the manner directed herein. If no direction is made this proxy will be FOR each of the proposals set forth on the reverse side.

     In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

     SEE REVERSE SIDE FOR ALL OF THE PROPOSALS. If you wish to vote in accordance with the Board of Directors recommendations, just sign on the reverse side. You need not mark any boxes.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

--------------------------------------------------------------------------------
COMPANY #
CONTROL #

There are three ways to vote your proxy.

VOTE BY PHONE--TOLL FREE-[                 ]--QUICK--EASY--IMMEDIATE
o Use any touch tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (ET) on [o], 2006.
o You will be prompted to enter you Company Number and Control Number (these numbers are located above).
o Follow the simple instructions the voice provides you.
VOTE BY INTERNET -[                   ]--QUICK--EASY--IMMEDIATE
o Use the internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (ET) on [o], 2006.
o You will be prompted to enter you Company Number and Control Number (these numbers are located above).
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to Allan Klepfisz, Brilliant Technologies Corporation, 211 Madison Ave., Apt. 28B, New York, NY, 10016.

      If you vote by phone of Internet, please do not mail your proxy card
                               Please detach here
--------------------------------------------------------------------------------
1. Election of four (3) directors.

Nominees: Allan Klepfisz,  Arie Baalbergen and Chai Ong

|_| FOR ALL NOMINEES      |_| WITHHOLD AUTHORITY FOR ALL NOMINEES

|_| FOR ALL EXCEPT _____________________________________________
    (See instructions below) Write name(s) of withheld nominees

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark
              "FOR ALL EXCEPT" and write in the name of each nominee you wish to withhold in the space provided.
--------------------------------------------------------------------------------
2. To approve the amendment to the certificate of incorporation of Brilliant Technologies Corporation to increase the total authorized shares of common stock from 800,000,000 shares to 1,300,000,000 shares.
 |_|  FOR         |_| AGAINST         |_| ABSTAIN

3. To approve the postponement or adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the amendment to our certificate of incorporation.
  |_|  FOR        |_| AGAINST         |_| ABSTAIN

In their discretion, to vote upon any and all other matters that may properly come before the Annual Meeting.

                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT |_|


Signature of
Stockholder ____________________________________________ Date: _________________

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign full partnership name by authorized person.


                                        2